UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2014

Intelligent Living Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd, Suite 403
Miami, FL 33180
(Address of Principal Executive Offices) (Zip Code)

866.326.3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Asset.

On January 4, 2014, Intelligent Living Inc. (“Buyer”) entered into an Asset Acquisition Agreement with Health and Beyond LLC (“Seller”), a Florida corporation. The Agreement calls for Intelligent Living to pay $200,000 to Health and Beyond for the assets, payable as follows:

1.	$100,000 promissory note in the form of a Revenue Assignment Agreement which will be secured by the revenue of the acquired assets of the Buyer and guaranteed by Intelligent Living and
2.	issuance of 35,000,000 restricted common shares par value $.001 to the nominees of Seller.

Furthermore the parties are to enter into a Royalty Agreement wherein Health and Beyond shall receive not less than 10% on any formulary product delivered under the agreement, 20% for any special products delivered under the Agreement, and $30 for any test kit processed under the Health and Beyond label.

The Company also entered into a 5 year employment agreement with Dr. Larry LeGunn for a salary of $96,000 per year to become the VP, Alternative Medicine and President of Health and Beyond Nutra Company Inc.

The intellectual assets purchased under the Agreement comprise the following:

1.
Formulary Assets: Pressure Norm, Advanced HCG, Heart Helper, Neuroease, Metal Tox, Sweet Dreams, Gastric LG, Arthro Assist, Cranberine, Betaine HCL, Multi-mineral complex without Iron, Bi-Carb, Pycnogenol, Chrom mate, Hepato Thera, Theragest, Magnesium Chelate, Alpha Ketoglutaric Acid, Pyridoxal 5 phosphate, Calcium Citrate, Antioxthera Pack, Borage Oil, and Ester C Bio.

2.	Specialty Assets: Oxy Cell, Oxy colonease, Dermis, Osseo, Allergen, Canderill, Climateric, Perk up, Relax, Focal Point, Happy Go Lucky, Immunostat, Prostical, Thyrocal, Circulase, Diabtrol, and Flora.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 13, 2014	Intelligent Living Inc.

	By	/s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Asset Purchase Agreement